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                                                                    EXHIBIT 10.2

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         WHEREAS, Kerr Group, Inc. (the "Company") and Roger W. Norian (the "Employee") have entered into an Employment Agreement, dated as of October 10, 1985, amended as of December 12, 1989 and further amended and restated as of December 1, 1994 (the "Employment Agreement"); and

         WHEREAS, the Company and the Employee have agreed to amend the Employment Agreement.

         NOW, THEREFORE, effective as of the date written below, the Employment Agreement is amended as follows:

1. Section 2(d) shall be amended by adding the following language after the words "$1,140,000 by certified or bank check" and prior to the colon:

                                  "and, for a period of 24 months after such
                 termination, the Company shall provide for the Employee the same medical and dental benefits which were provided to the Employee at the date of such termination, provided, however, that the Company shall not be obligated to provide any such fringe benefit after the Employee shall receive such fringe benefit at least as favorable to the Employee from another employer"

IN WITNESS WHEREOF, the parties have executed this Amendment on the 2nd day of January, 1996.



                                        KERR GROUP, INC.


                                        By: /s/ D. Gordon Strickland
                                            ------------------------


                                            /s/ Roger W. Norian
                                            ------------------------